SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 24, 2001

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-12957                22-2372868
(State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                File Number)            Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                       NA
          (Former name or former address, if changed since last report

Item 5. Other Events

     On May 24, 2001, Enzon Inc. ("Enzon") announced that Arthur J. Higgins will become its President & Chief Executive Officer. Mr. Higgins joins Enzon from Abbott Laboratories where he was President, Abbott Pharmaceutical Products Division.

     Pursuant to his employment agreement with Enzon, Mr. Higgins will receive a minimum base salary of $500,000 and an annual bonus equal to between 0% and 200% of his base salary. Enzon will grant Mr. Higgins options to purchase 800,000 shares of common stock and 25,000 shares of restricted stock.

     Except for the historical information herein, the matters discussed herein include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K/A, Form 10-Q's and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2001

                                                  ENZON, INC
                                        ----------------------------------
                                                 (Registrant)



                                    By: /s/ KENNETH J. ZUERBLIS
                                        ----------------------------------
                                        Kenneth J. Zuerblis
                                        Vice President, Finance and Chief
                                          Financial Officer